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                           [MBf USA, INC. LETTERHEAD]



                                                FOR IMMEDIATE RELEASE

                 MBf USA ANNOUNCES ONE FOR TEN REVERSE SPLIT

Itasca, IL -- December 1, 1995 -- MBf USA, Inc. (The Nasdaq SmallCap Stock Market:MBFAC) today announced that the Company has received an extension of its temporary exception until December 15, 1995 from The Nasdaq Stock Market's SmallCap listing requirements, contingent upon the execution of the Company's planned one-for-ten reverse split of its Common Stock which the Company intends to effect on or before December 15, 1995.

In order to satisfy such listing requirements of The Nasdaq SmallCap Stock Market, the Company's shares must also maintain a minimum bid price at or above one dollar ($1) for 10 consecutive trading days subsequent to the effecting of the reverse split. In the interim, the Company's shares will continue to be traded under the symbol MBFAC.

MBf USA, Inc. and its subsidiaries market Glovetex(R) brand and OEM medical examination gloves in the United States and the world famous Playboy(R) brand condoms internationally.

                                     # # #

CONTACT:                       -or-        MBf USA's INVESTOR RELATIONS COUNSEL:
MBf USA, INC.                              The Equity Group Inc.
Edward J. Marteka, President               Terry Hosmer (212) 836-9610
Stephen Tan, CFO                           Linda Latman (212) 836-9609
(708) 285-9191